Exhibit 5.1

Greenberg Traurig
401 E. Las Olas Blvd., Suite 2000
Ft. Lauderdale, FL 33301

June 6, 2005

L.A.M. Pharmaceutical, Corp.
800 Sheppard Avenue West,
Commercial Unit 1
Toronto, Ontario
Canada M3H 6B4

Re:         Registration Statement on Form SB-2

Ladies and Gentlemen:

                    We have acted as counsel to L.A.M. Pharmaceutical, Corp., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 14,868,182 shares of the Company's common stock, par value $.0001 per share, consisting of (i) 12,494,676 shares of the Company’s common stock currently issued and outstanding (the “Shares”) and (ii) 2,373,506 shares of the Company’s common stock issuable upon the exercise of warrants (the “Warrant Shares”).

                    We have examined such corporate records, documents, instruments and certificates of the Company, have received such representations from the officers of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed, without independent investigation, the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

                    Based upon the foregoing, we are of the opinion that (i) the Shares have been validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued against payment of the exercise price as provided for therein, will be validly issued, fully paid and non-assessable.

                    The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.